Exhibit 99.1

GULFMARK

OFFSHORE

GulfMark Offshore Receives Continued Listing Standard Notice from NYSE

HOUSTON, March 31, 2017 — GulfMark Offshore, Inc. (“GulfMark” or the “Company”) (NYSE: GLF) announced today that the Company was notified on March 27, 2017, by the New York Stock Exchange (“NYSE”) that the trading price of GulfMark’s Class A common stock is not in compliance with the Exchange’s continued listing standard. The standard requires a minimum average closing price of $1.00 per share over a period of 30 consecutive trading days.

The NYSE notification has no impact on the Company’s business operations or its ongoing SEC reporting requirements.

As required by the NYSE, the Company plans to notify the NYSE, within 10 business days of receipt of such notice, regarding its intent to cure this deficiency or be subject to the NYSE’s suspension and delisting procedures. In addition, under the NYSE’s rules, the NYSE will promptly initiate suspension and delisting procedures with respect to the Company if the NYSE determines that the Company has average global market capitalization over a consecutive 30 trading-day period of less than $15 million. The Company’s global market capitalization is currently significantly less than $15 million, and has been since March 15, 2017. Accordingly, the Company may be subject to suspension and delisting under this NYSE standard. If the Company is suspended from trading pending delisting, it is anticipated that the common stock would be quoted in the “Pink Sheets” of the OTC Markets Group, Inc.

GulfMark Offshore, Inc. provides marine transportation services to the energy industry through a fleet of offshore support vessels serving every major offshore energy industry market in the world.

Contact:	Stephen Cohen
Teneo Strategy for GulfMark Offshore
E-mail:	stephen.cohen@teneostrategy.com
(212) 886-9332

GulfMark Offshore, Inc.

Press Release

March 31, 2017

Certain statements and information in this press release that are not historical facts may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “expected to be,” “anticipate,” “plan,” “intend,” “foresee,” “forecast,” “continue,” “can,” “will,” “will continue,” “may,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. Statements in this press release that contain forward-looking statements may include, but are not limited to, the Company’s plans to notify the NYSE with respect to the listing requirement deficiency, future compliance with such requirements, potential future application of suspension and delisting procedures and future quotation and trading of the Company’s common stock. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future financial condition are based on our forecasts for our existing operations. Our forward-looking statements involve significant risks and uncertainties (many of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the price of oil and gas and its effect on offshore drilling, vessel utilization and day rates; industry volatility; fluctuations in the size of the offshore marine vessel fleet in areas where the Company operates; changes in competitive factors; delays or cost overruns on construction projects, and other material factors that are described from time to time in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Consequently, these forward-looking statements should not be regarded as representations that the projected or anticipated outcomes can or will be achieved. These forward-looking statements speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.